SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (date of earliest event reported): March 11, 2002



                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of Registrant as specified in its charter)

    Delaware                             0-2554                    77-0222872
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)




                                336 Bollay Drive
                             Santa Barbara, CA 93117
                    (Address of principal executive offices)

                                 (805) 685-9880
              (Registrant's telephone number, including area code)

ITEM 5.  Other Events

     On March 5, 2002, Miravant Medical Technologies and Pharmacia Corporation entered into a Contract Modification and Termination Agreement pursuant to which we regained all of the rights and related assets to our lead drug candidate, SnET2, and were able to restructure our outstanding debt to Pharmacia. A copy of the Contract Modification and Termination Agreement is filed as an exhibit to this report and is incorporated in this report by reference.

Terminated Agreements

     Under the terms of the Contract Modification and Termination Agreement, the following agreements and side letters between Miravant and Pharmacia have been terminated:

* Amended and Restated Ophthalmology Development and License Agreement dated as of February 18, 1999;
* Restated and Amended Development and License Agreement dated June 8, 1998 (SnET2 license agreement for use in the fields of oncology and urology);
* SnET2 Device Supply Agreement dated July 1, 1995 (Laser and light delivery supply agreement);
*    Product Supply Agreement dated July 1, 1995 (SnET2 drug supply agreement);
* SnET2 Device Supply Agreement for Ophthalmology dated December 20, 1996 (Iridex laser supply agreement);
* Cardiovascular SnET2 Right of First Negotiation Side Letter dated January 15, 1999;
*    Ophthalmology Side Letter dated as of May 24, 2000;
*    Iridex Side Letter dated May 31, 2000;
*    Manufacturing  Facility  Asset  Purchase  Agreement  dated  as of  May  24,
     2001(Purchase  of SnET2  manufacturing  equipment);
*    Site Access License Agreement dated as of May 31, 2001; and
*    Sublease Assignment Agreement dated as of May 24, 2001.

     With the termination of each of the above noted agreements, all ownership of the rights, data and assets related to SnET2 and the Phase III clinical trials for the treatment of wet, age-related macular degeneration, or AMD, will revert back to us. The rights transferred back to us include the ophthalmology Investigational New Drug application, or IND, and the related filings, data and reports and the ability to license the rights to SnET2. The assets will include the lasers utilized in the Phase III clinical trials, the active pharmaceutical ingredient, or API, manufacturing equipment, all of the API inventory sold to Pharmacia in 2001and 2002 and the finished dose formulation, or FDF, inventory.

     With the termination of the Sublease Assignment Agreement, we will reassume the lease obligations and related property taxes for our API manufacturing facility. The lease agreement expires in August 2006 and currently has a base rent of approximately $26,000 per month.

     As a condition of the Contract Modification and Termination Agreement, Pharmacia has agreed to release to us $880,000 held in an asset purchase escrow account, which was originally scheduled for release in June 2002. These funds represent the purchase price that Pharmacia paid under the Manufacturing Facility Asset Purchase Agreement for the purchase of our API manufacturing equipment in May 2001.

     In addition to receiving back all of the API inventory sold to Pharmacia in 2001, we will also receive a payment of approximately $450,000 for the costs of the in-process and finished API inventory manufactured through January 23, 2002 and will maintain the rights to the API inventory.

Modified Agreements

     The Contract Modification and Termination Agreement also modifies the Amended and Restated Credit Agreement dated May 24, 2001, or the 2001 Credit Agreement. The terms of the modified 2001 Credit Agreement are:

* The outstanding debt that we owe to Pharmacia of approximately $26.8 million, will be reduced to $10.0 million. We will be required to make a payment of $5.0 million plus accrued interest on each of March 4, 2003 and June 4, 2004. Interest on the debt will accrue at the prime rate, which was 4.75% at March 5, 2004;
* We terminated our right to receive a $3.2 million loan that was available under the 2001 Credit Agreement. Additionally, as Pharmacia has determined that they will not file a New Drug Application for the SnET2 PhotoPoint PDT for AMD and the Phase III clinical trial data did not meet certain clinical statistical standards as defined by the clinical trial protocols, we will not receive access to an additional $10.0 million loan as provided for under the 2001 Credit Agreement; and
* We will continue to be subject to certain covenants as well as the representations and warranties made in the Contract Modification and Termination Agreement.



Agreements Not Affected

     Aside from the changes made under the Contract Modification and Termination Agreement, there were no changes made to the Warrant Agreement, the Equity Investment Agreement and the Registration Rights Agreement with Pharmacia.

     In connection with the 2001 Credit Agreement, we granted Pharmacia warrants to purchase a total of 360,000 shares of our Common Stock. The exercise prices and expiration dates are as follows: 120,000 shares at an exercise price of $11.87 per share expiring May 5, 2004, 120,000 shares at an exercise price of $14.83 per share expiring November 12, 2004 and 120,000 shares at an exercise price of $20.62 per share expiring May 23, 2005. Pharmacia will retain all of its rights under the terms and conditions of the Warrant Agreement.

     Through the Equity Investment Agreement, Pharmacia purchased 1,136,533 shares of our Common Stock at $16.71 per share for an aggregate purchase price of $19.0 million. Additionally, in connection with the original SnET2 license agreement in 1995, Pharmacia received 725,001 shares of our Common Stock. Under the terms of the Contract Modification and Termination Agreement, Pharmacia will retain all the shares of Common Stock purchased from us, and all of the rights that the ownership of the shares entitles.

Accounting Treatment

     In accordance with Statement of Financial Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings", we will permanently reduce the debt due to Pharmacia to the total future cash payments of the debt, including amounts designated as interest and principal. The total future cash payments, at the current prime rate, are estimated to be $10.8 million. The difference between the total debt outstanding of $25.9 million (net of the unamortized debt issuance costs of approximately $900,000) and the total future cash payments of the restructured debt of $10.8 million will be recorded as an increase to stockholders' equity due to Pharmacia being a greater than 10% shareholder in Miravant. Therefore, we will record a $15.1 million increase to stockholders' equity in the first quarter of 2002.

     Under the terms of the Contract Modification and Termination Agreement will transfer ownership of several assets back to us, including the lasers utilized in the Phase III AMD clinical trials, the API and FDF inventories and the API manufacturing equipment used to manufacture SnET2. The API manufacturing equipment will be recorded at its net carrying value prior to sale to Pharmacia, which was approximately $200,000. Under generally accepted accounting principles, there will not be any value recorded on the balance sheet for the lasers, and the API and FDF inventory.



Item 7.      Financial Statements and Exhibits

Exhibit
Number                  Exhibit


10.1 Contract Modification and Termination Agreement dated March 5, 2002 between the Registrant and Pharmacia Corporation

99   Miravant Medical Technologies Press Release issued March 5, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Miravant Medical Technologies
                                                    (Registrant)

Date:  March 11, 2002

                                              By:   /s/  John M. Philpott
                                                 -------------------------
                                                Name:    John M. Philpott
                                                Title:   Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number


10.1 Contract Modification and Termination Agreement dated March 5, 2002 between the Registrant and Pharmacia Corporation

99   Miravant Medical Technologies Press Release issued March 5, 2002.